Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Katie Strohacker, Director, Investor Relations
(617) 796-8251
www.ta-petro.com

TravelCenters of America Announces Sale Leaseback Transactions for $397 Million

Expected Net Proceeds of $352 Million To Fund TA’s Continuing Expansion Program

Expected Gains on Sales Of $137 Million To Be Realized

Westlake, OH (June 1, 2015):  TravelCenters of America LLC (NYSE: TA) today announced that it has entered agreements with Hospitality Properties Trust (NYSE:  HPT) for sale leaseback transactions for 30 travel centers totaling approximately $397 million.  Under these agreements TA also will purchase from HPT five travel centers now leased by TA and subleased to TA franchisees for approximately $45 million.   The net proceeds to be realized by TA of approximately $352 million (before transaction costs) are expected to produce gains on sales for financial reporting purposes of approximately $137 million.

The expected benefits of these agreements to TA were outlined by TA as follows:

•                  First, TA expects to receive net cash proceeds (before transaction costs) of approximately $352 million.  These proceeds are expected to be used to fund TA’s on-going expansion program.

•                  Second, a significant part of the gains to be realized from these transactions will result from sales of travel centers which were developed, or acquired and redeveloped, by TA.  TA believes that the gains which TA expects to realize upon completion of these sales evidence the successes of TA’s expansion program.  Under generally accepted accounting principles, these gains will be amortized as a reduction of rent expense during the lease terms for the leased sites.

•                  Third, five of the travel centers to be sold to HPT and leased back by TA are currently being developed by TA at an estimated cost of up to approximately $118 million.  By obtaining a forward commitment for TA’s cost of development, the risk sometimes associated with so called “greenfield development” is partially mitigated.  Although TA will not realize gains from the sale of these new development sites, the rent for these sites will be set based upon the cost of development rather than the possibly higher values of these five sites after they are built and their financial results are stabilized.

•                  Fourth, TA was able to arrange a closing schedule for the sales of the existing 25 locations being sold to HPT to match expected property purchases by TA.   As a result, TA expects that most or all of the gains which it realizes upon these sales will qualify for “like kind exchange” tax deferred treatment.

•                  Fifth, the restructuring of TA’s current leases in connection with these transactions has several additional benefits for TA.  TA’s historical lease with HPT for 144 travel centers was scheduled to expire in 2022 with no contractual renewal options.  This lease will be expanded and subdivided into four approximately equal sized leases expiring in 2026, 2028, 2029 and 2030, respectively, and each of these four leases will include contractual renewal options for up to 30 additional years.  TA’s obligation to pay HPT approximately $107 million of previously deferred rent which was due in 2022 has been subdivided and extended to the new lease maturity dates between 2026 and 2030.  Also, the terms of TA’s lease with HPT for 40 “Petro” branded sites which expires in 2024 with 30 years of contractual extension options remain materially unchanged.

Commenting upon today’s announcement, Thomas M. O’Brien, President, CEO and a Managing Director of TA, made the following statement:

“The agreements announced today represent the results of a lot of hard work that TA and HPT began to conceptualize almost one year ago.  I believe they represent clear wins for both companies.  I also believe these agreements are strong evidence of TA’s success in creating value by buying and redeveloping travel centers.”

TA was formerly a 100% owned subsidiary of HPT.  HPT is currently TA’s largest shareholder holding approximately 8.9% of TA’s outstanding shares, and one of TA’s Directors is also a Trustee of HPT.  Because of these and other relationships between TA and HPT, the terms of these agreements between TA and HPT were negotiated and approved by special committees of TA’s Independent Directors and HPT’s Independent Trustees who were represented by separate counsel.

TA’s travel centers operate under the “TA”, “TravelCenters of America”, “Petro” and “Petro Stopping Centers” brand names and offer gasoline and diesel fuel, restaurants, truck repair services, travel and convenience stores and other services at locations in 43 states primarily at exits from the U.S. Interstate Highway System and in Canada.  TA also operates convenience stores and retail gasoline stations primarily under the “Minit Mart” trade name.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER TA USES THE WORDS EXPECTS, BELIEVES, INTENDS, ANTICIPATES OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  TA’S FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE ARE BASED UPON TA’S CURRENT BELIEFS AND EXPECTATIONS, BUT THESE FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND THEY MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND TA’S CONTROL.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT TA HAS ENTERED AGREEMENTS TO SELL AND LEASEBACK 30 TRAVEL CENTERS FOR APPROXIMATELY $397 MILLION, THAT THESE AGREEMENTS ALSO PROVIDE THAT TA WILL PURCHASE FIVE TRAVEL CENTERS FROM HPT FOR APPROXIMATELY $45 MILLION, AND THAT THE NET PROCEEDS TO BE RECEIVED BY TA WILL BE APPROXIMATELY $352 MILLION (BEFORE TRANSACTION COSTS), INCLUDING GAINS ON SALES OF APPROXIMATELY $137 MILLION FOR FINANCIAL REPORTING PURPOSES.  THESE SEVERAL AGREEMENTS CREATE SEVERAL SEPARATE CONTRACTUAL OBLIGATIONS.  THE SEVERAL OBLIGATIONS ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF LARGE, COMPLEX REAL ESTATE TRANSACTIONS.  SOME OF THESE TERMS AND CONDITIONS MAY NOT BE SATISFIED; AND, AS A RESULT, SOME OF THESE TRANSACTIONS MAY BE DELAYED OR MAY NOT OCCUR.  ACCORDINGLY, TA MAY SELL LESS THAN 30 TRAVEL CENTERS, REALIZE NET SALE PROCEEDS OF LESS THAN $352 MILLION, OR REALIZE LESS THAN $137 MILLION OF GAINS ON SALES FOR FINANCIAL REPORTING PURPOSES.

•                  THIS PRESS RELEASE STATES THAT THE NET PROCEEDS REALIZED BY TA WILL BE USED TO FUND TA’S ON-GOING EXPANSION PROGRAM.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT TA WILL CONTINUE TO EXPAND ITS BUSINESS.  SOME OF THESE PROCEEDS ARE EXPECTED TO BE USED TO COMPLETE ACQUISITIONS TA CURRENTLY HAS IDENTIFIED AND PUBLICLY ANNOUNCED.  HOWEVER, TA MAY BE UNABLE TO IDENTIFY OTHER TRAVEL CENTERS, CONVENIENCE STORES/GAS STATIONS OR OTHER PROPERTIES AND BUSINESSES IT IS INTERESTED TO BUY, OR TA MAY BE UNABLE TO NEGOTIATE ACCEPTABLE PRICES OR OTHER TERMS FOR SUCH ACQUISITIONS.  ACCORDINGLY, TA MAY BE UNABLE TO EXPAND ITS BUSINESS.

•                  THIS PRESS RELEASE STATES THAT THE GAINS WHICH TA EXPECTS TO REALIZE FROM THE DESCRIBED SALES PROVIDE EVIDENCE OF THE SUCCESS OF TA’S EXPANSION PROGRAM.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT TA WILL REALIZE ADDITIONAL GAINS OR OTHER SUCCESS FROM THE CONTINUATION OF TA’S EXPANSION PROGRAM.  TA’S CURRENT EXPANSION PROGRAM INCLUDES ACQUIRING EXISTING TRAVEL CENTERS AND CONVENIENCE STORES, IMPROVING SUCH PROPERTIES AND ADDING THEM TO TA’S NETWORKS.  MANY OF THE TRAVEL CENTERS AND CONVENIENCE STORES WHICH TA PURCHASES WERE OFFERED FOR SALE BECAUSE THEIR OWNERS WERE UNABLE TO OPERATE THOSE PROPERTIES TO PRODUCE FINANCIAL RESULTS THE OWNERS CONSIDER SUCCESSFUL.  THERE CAN BE NO ASSURANCE THAT TA WILL BE ABLE TO LOCATE ADDITIONAL TRAVEL CENTERS AND CONVENIENCE STORES IT WANTS TO BUY OR THAT TA WILL BE ABLE TO REDEVELOP AND OPERATE THOSE PROPERTIES IT DOES BUY TO PRODUCE ACCEPTABLE FINANCIAL RESULTS.

•                  THIS PRESS RELEASE STATES THAT FIVE OF THE SITES TO BE SOLD TO HPT ARE CURRENTLY BEING DEVELOPED BY TA AT AN ESTIMATED COST OF UP TO APPROXIMATELY $118 MILLION.  IT IS DIFFICULT TO ESTIMATE THE COST OF TRAVEL CENTER DEVELOPMENT.  THE FINAL COST OF THESE DEVELOPMENT PROJECTS MAY BE GREATER THAN $118 MILLION AND HPT MAY NOT AGREE TO PAY THAT INCREASED COST.  MOREOVER, IF HPT PAYS INCREASED COSTS OF THESE DEVELOPMENT PROJECTS, THE RENT TA WILL BE REQUIRED TO PAY LIKELY WILL INCREASE.

•                  THIS PRESS RELEASE STATES THAT, BY OBTAINING A FORWARD COMMITMENT FOR TA’S COST OF DEVELOPING FIVE NEW TRAVEL CENTERS, THE RISK SOMETIMES ASSOCIATED WITH “GREENFIELD DEVELOPMENT” IS PARTIALLY MITIGATED.  HOWEVER, THERE ARE RISKS ASSOCIATED WITH DEVELOPMENT OF NEW TRAVEL CENTERS IN ADDITION TO FUNDING THE COSTS OF DEVELOPMENT.  FOR EXAMPLE, TA’S ABILITY TO OPERATE NEW TRAVEL CENTERS PROFITABLY WILL DEPEND UPON TA’S ABILITY TO HIRE ADEQUATE AND COMPETENT STAFF AND TO ATTRACT CUSTOMERS TO THE TRAVEL CENTERS.  THERE IS NO ASSURANCE THAT TA WILL BE ABLE TO OPERATE THE NEWLY DEVELOPED TRAVEL CENTERS PROFITABLY OR THAT SUCH TRAVEL CENTERS WILL PRODUCE SUFFICIENT CASH FLOWS TO PAY RENTS DUE TO HPT.

•                  THIS PRESS RELEASE STATES THAT TA WAS ABLE TO ARRANGE A CLOSING SCHEDULE FOR THE SALES OF THE EXISTING 25 TRAVEL CENTERS BEING SOLD TO HPT TO MATCH WITH EXPECTED PURCHASES OF PROPERTIES BY TA SO THAT GAINS WHICH TA REALIZES WILL QUALIFY FOR “LIKE KIND EXCHANGE” TAX DEFERRAL TREATMENT.  ARRANGING TAX DEFERRALS AS “LIKE KIND EXCHANGES” IN COMPLIANCE WITH THE U.S. INTERNAL REVENUE CODE IS TECHNICALLY COMPLEX.   THE AGREEMENTS WITH HPT REQUIRE THAT CLOSINGS OCCUR WITHIN SPECIFIED PERIODS.  PURCHASES BY TA FROM THIRD PARTIES ARE ALWAYS SUBJECT TO CLOSING CONDITIONS, AND COOPERATION FROM SUCH THIRD PARTIES IS NOT GUARANTEED.  THERE CAN BE NO ASSURANCES THAT TA WILL SUCCESSFULLY MATCH ITS SALES TO HPT WITH PURCHASES TO ACHIEVE TAX DEFERRALS ON THE GAINS THAT TA EXPECTS.

•                  THIS PRESS RELEASE STATES THAT THE TERMS OF THESE AGREEMENTS BETWEEN TA AND HPT WERE NEGOTIATED AND APPROVED BY SPECIAL COMMITTEES OF TA’S INDEPENDENT DIRECTORS AND OF HPT’S INDEPENDENT TRUSTEES WHO WERE REPRESENTED BY SEPARATE COUNSEL. AN IMPLICATION OF THESE STATEMENTS MAY BE THAT THESE AGREEMENTS ARE EQUIVALENT TO “ARM’S LENGTH” AGREEMENTS BETWEEN UNRELATED PARTIES.  TA AND HPT ARE AFFILIATED BECAUSE HPT IS TA’S LARGEST SHAREHOLDER, BECAUSE TA AND HPT HAVE A COMMON BOARD MEMBER, BECAUSE BOTH TA AND HPT CONTRACT FOR CERTAIN MANAGEMENT SERVICES FROM THE SAME COMPANY, AND OTHERWISE.  ALSO, AN AGREEMENT ENTERED BETWEEN

HPT AND TA AT THE TIME TA WAS SPUN OUT TO HPT SHAREHOLDERS AND TA BECAME A SEPARATE PUBLIC COMPANY GRANTS HPT CERTAIN RIGHTS OF FIRST REFUSAL REGARDING TA’S REAL ESTATE TRANSACTIONS.  ACCORDINGLY, TA CAN PROVIDE NO ASSURANCE THAT THE AGREEMENTS ANNOUNCED TODAY ARE EQUIVALENT TO “ARM’S LENGTH” TRANSACTIONS.

FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.  EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, TA DOES NOT INTEND TO UNDERTAKE AN OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

List of Travel Centers Affected by the Agreements Between HPT and TA

A.            Travel centers currently owned by TA which will be sold to HPT and leased back to TA:

TA Holbrook	I-40, Exit 283	Holbrook	AZ
Petro Santa Nella	State Hwy 152, Exit State Hwy 33	Santa Nella	CA
Petro Monee	I-57, Exit 335	Monee	IL
Petro Greensburg	I-74, Exit 143	Greensburg	IN
TA Beto Junction	I-35, Exit 155 (US 75)	Lebo	KS
TA Greenwood	I-20, Exit 5	Greenwood	LA
TA Battle Creek	I-94, Exit 104	Battle Creek	MI
TA Edinburg	HWY 281, Exit FM 2812	Edinburg	TX
Petro Gadsden	I-59, Exit 181	Gadsden	AL
TA Livingston	SR 99, Exit 203 (Winton Pkwy.)	Livingston	CA
TA Morris	I-80, Exit 112 (Rt. 47)	Morris	IL
Petro Gary	I-80/I-94, Exit 9	Gary	IN
Petro Florence	I-95, Exit 169	Florence	SC
TA Laredo	I-35, Exit 13 (Beltway Pkwy.)	Laredo	TX

B.            Travel centers which HPT currently owns and where HPT will acquire improvements, land and ancillary property owned by TA and the rent payable by TA to HPT will increase:

TA Ashland	I-95 & Rt. 54, Ashland Exit #92	Ashland	VA

TA Barkeyville	I-80 & SR 8, Exit (3) 29	Harrisville	PA
TA Vero Beach	I-95 & SR 60, Exit 147	Vero Beach	FL
TA Milesburg	I-80, Exit (23) 158	Milesburg	PA
TA Denmark	I-40 & 138 Providence Road	Denmark	TN
TA Clayton	I-70 & SR 39, Exit 59	Clayton	IN
TA Wheeling	I-70 at Dallas Pk, Exit 11	Valley Grove	WV
TA Commerce City	I-70/I-270 Exit 278	Commerce City	CO
TA Effingham	I-57/I-70 SR 32 & 33 Exit 160	Effingham	IL
TA Porter South	I-94, Exit 22B	Porter	IN
TA Baltimore South	Rte 175 & I-95	Jessup	MD

C.            Travel centers currently owned by HPT which will be sold to TA:

TA Montgomery	I-65, Exit 168	Montgomery	AL
TA Jackson	I-75 & Route 36, Exit 201	Jackson	GA
TA Knoxville	I-40/75 Watt Road, Exit 369	Knoxville	TN
TA Denton	I-35; SR 77, Exit 471	Denton	TX
TA Sweetwater	I-20 & Hopkins Road	Sweetwater	TX

D.            Travel centers to be developed by TA and sold to HPT at TA’s development cost and leased back:

Quartzsite	AZ	Petro
Wilmington	IL	Petro
Columbia	SC	TA
Pioneer	TN	TA
Hillsboro	TX	TA

(end)